EMPLOYMENT AGREEMENT
                            ------------------------

     THIS EMPLOYMENT AGREEMENT (the "Agreement"), dated as of April 15, 2003, by and between Jaguar Investments a Nevada corporation dba. Power2Ship a Nevada Corporation dba. FREIGHT RATE, INC., a Delaware corporation, its affiliates and
assigns  (the  "Company"),  and   Michael  J.  Darden  (the   "Employee").

                              W I T N E S S E T H:
                              --------------------

     WHEREAS, the Company desires to employ the Employee as its President and the Employee desires to be so employed; and

WHEREAS, Employee and the Company desire to set forth in writing all of their respective duties, rights and obligations with respect to the Employee's employment by the Company

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and obligations hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

1.     Employment  and  Term.  The Company hereby agrees to employ the Employee,
       ---------------------
and the Employee hereby accepts such continued employment by the Company, in the capacity and upon the terms and conditions hereinafter set forth. The term of employment under this Agreement shall be for the period commencing as of April 15, 2003 (the "Commencement Date") and ending on the fourth anniversary of the Commencement Date or April 15, 2007) unless earlier terminated as herein provided (the "Term of Employment"). Thereafter, this Agreement shall be renewed for successive one (1) year terms unless previously terminated pursuant to
Section 6 herein or if either party elects to terminate his Agreement by written notice to the other party at least ninety (90) days prior to the expiration of the then-current Term of Employment. The last day of the Employee's Term of Employment shall be referred to in this Agreement as the "Date of Termination."

2.     Duties.  During  the  Term of Employment, the Employee shall serve as the
       ------
Company's President and shall assume those responsibilities customarily associated with and incident to the position of President and as the Company may, from time to time, require of him, at the direction of the Company's Chief Executive Officer, and Board of Directors. The Employee shall serve the Company faithfully, conscientiously and to the best of the Employee's ability and shall promote the interests and reputation of the Company. Unless prevented by sickness or disability, the Employee shall devote all of his time, attention, knowledge, energy and skills, during normal working hours, and at such other times as the Employee's duties may reasonably require, to the duties of the Employee's employment. The principal place of employment of the Employee shall be the Company's principal executive offices or at such other place(s) to be determined by the Company and Employee. The Employee acknowledges that in the course of his employment, Employee may be required, from time to time, to travel on behalf of the Company at the Company's expense. The Employee's principal work place shall be in South Florida or Atlanta, Georgia. In the event the Company requests the Employee to relocate either out of South Florida or Atlanta, Georgia, the Employee may choose not to relocate by giving written notice to the Company within ten (10) days of the date of such request. If the Company chooses to terminate the Employee as a result of the Employee's unwillingness to relocate, the Company shall pay the Employee, the remaining sum due Employee pursuant to the terms of the Agreement. The Company shall not prohibit Employee from additional opportunities in his free time as long as there is not a conflict of interest now or in the future with Power2Ship and it's affiliates. Employee must receive permission in writing from the CEO and/or Board of Directors to execute additional opportunities.

3.     Compensation  and  Benefits.  As  full  and complete compensation for the
       ---------------------------
Employee's execution and delivery of this Agreement and performance of any services hereunder, the Company shall pay, grant or provide the Employee with the following, commencing upon the date that the Company has received aggregate funding of at least Two Million Dollars, or a cash flow of $250,000 per month.

     (a) Base Salary. When the Company is funded with at least Two Million Dollars or is receiving cash contributions of $250,000 or sales of $250,000 per month, the Company shall pay the Employee a base salary (the "Base Salary") at an annual rate of no less than $150,000 for the first year, with annual increases of fifteen (15%) percent per year on each anniversary of the Commencement Date. Base salary shall be payable at such times and in accordance with the standard payroll practices of the Company, but in no event less than twice per month. Until such time as the funding for the Company as described above is received, the employee will receive a minimum of 75% of full payment for Base Salary, or will be held in accrual as either cash or Stock.

     (b)  Employee  Benefits.  The  Company  shall  afford  the  Employee  the
          -----------------
          opportunity to participate during the Term of Employment in any medical, dental, disability and life insurance, retirement, savings and any other employee benefits plans or programs (including perquisites) which the Company maintains for its senior executives. Senior Executives will receive a car allowance of a minimum of $600 per month.

     (c)  Expenses.  The  Employee  shall  be  entitled  to reimbursement of all
          --------
          reasonable business expenses (in accordance with the Company's policies for its senior executives, as the same may be amended from time to time in the Company's sole discretion), within one week following the Employee's submission of appropriate receipts and/or vouchers to the Company.

     (d)  Stock Options. On the Effective Date of this Agreement, Employee shall
          -------------
          be granted Three Hundred Thousand stock options each of which entitles Employee to purchase one share of the Company's common stock at a price of $.50 per share for a period of three years from the date such options become vested as follows:

          (i) One Hundred and fifty Thousand of such options shall vest on April 15, 2004. One Hundred and fifty Thousand of such options shall vest on April 15, 2005.

          (ii) The foregoing options will be issued pursuant to the Company's Stock Incentive Plan and shall be subject to the terms of this Agreement and such Stock Incentive Plan. In the event of Employee's death, all vested options shall be transferred in accordance with the provisions of Employee's will.

     (e)  Vacations, Holidays or Temporary Leave. The Employee shall be entitled
          --------------------------------------
          to take vacations in accordance with the Company's vacation policy for other senior executives. Such vacation(s) shall be taken at such time or times, and as a whole or in increments, as the Employee shall elect, consistent with the reasonable needs of the Company's business. The Employee shall further be entitled to the number of paid holidays and leaves for illness or temporary disability in accordance with the policies of the Company for its senior executives (as such policies may be amended from time to time or terminated in the Company's sole discretion).

     4.   (f)  Performance  Based  Bonus.  The  Executive  shall  be eligible to
              ---------------------------
          receive a Bonus for each fiscal year during the Term of the Executives employment by the Company based on One Percent (1%) of Earnings Before Income Tax, Depreciation and Amortization (EBITDA) of the Company, earned during the fiscal year for which the Bonus for that period is determined.

5.     Restrictive  Covenant;  Protection  of  Confidential  Information.

     (a) The Employee recognizes and acknowledges that certain confidential business and technical information used by the Employee in connection with his duties hereunder including, without limitation, certain confidential and proprietary information relating to the design, development, construction and marketing of Internet services, is a valuable, special and unique asset of the Company, such information, subject to Section 4(c) below, collectively being referred to as the "Confidential Information". During and subsequent to the Term of Employment, the Employee shall not (a) use Confidential Information or any part thereof other than in connection with his duties hereunder,
          (b) disclose such information to any person, firm, corporation, association or other entity for any purpose or reason unless directed to do so by the Company's Chief Executive Officer, or Board of Directors. Notwithstanding the foregoing, the Employee is being hired as an expert in the field of logistics and, therefore, logistic practices are excluded from this provision.

     (b) During the Term of Employment and for all time thereafter, the Employee shall not, directly or indirectly, furnish or make accessible to any person, firm, corporation or other business entity, whether or not he competes with the business of the Company, any trade secret obtained by the Employee during his employment by the Company which relates to the business practices, methods, processes or other confidential or secret aspects of the business of the Company without the prior written consent from the Company (such information being referred to as the "Company Confidential Information").

     (c) Confidential Information and Company Confidential Information shall not include any information or documents that (a) are, or become, publicly available without breach by the Employee of this Section 4,
          (b) the Employee receives from any third party who, to the best of the Employee's knowledge upon reasonable inquiry, is not in breach of an obligation of confidence with the Company, or (c) is required to be disclosed by law, statute, governmental or judicial proceeding; provided, however, that in the event that the Employee is requested by any governmental or judicial authority to disclose any Confidential Information, the Employee shall give the Company prompt notice of such request, such that the Company may seek a protective order or other appropriate relief, and in any such proceeding the Employee shall disclose only so much of the Confidential Information as is required to be disclosed.

     (d) The Employee acknowledges that his services are of a special, unique and extraordinary character and, his position with the Company places him in a position of confidence and trust with the clients and employees of the Company, and in connection with his services to the Company, the Employee will have access to Confidential Information vital to the Company's business. The Employee further acknowledges that in view of the nature of the business, in which the Company is engaged, the foregoing confidentiality provision is reasonable and necessary in order to protect the legitimate interests of the Company and that violation thereof would result in irreparable injury to the Company. Accordingly, the Employee consents and agrees that if the Employee violates or threatens to violate any of the provisions of
          Section 4 hereof, the Company would sustain irreparable harm and, therefore, the Company will be entitled to obtain from any court of competent jurisdiction, without posting any bond or other security, preliminary and permanent injunctive relief as well as damages and an equitable accounting of all earnings, profits and other benefits arising from such violation, which rights shall be cumulative and in addition to any other rights or remedies in law or equity to which the Company may be entitled. This being said the employee is named as a minority position of the inventor of the process and is documented as part owner of the Intellectual Properties of the product and or process.

6.     Termination  of  Employment:
       ---------------------------

     (a) The Employee's employment with the Company shall terminate upon the occurrence of any of the following events:

          (i)  The  Scheduled  Date  of  Termination;

          (ii) The  death  of  the  Employee  during  the  Term  of  Employment;

          (iii) The Disability (as defined below in point (b)) of Employee during the Term of Employment; or

          (iv) Upon written notice to the Employee by the Company of termination of his employment for Cause (as defined 6(C)).

          (v)  Resignation  without  good  reason

          (vi) Termination  without  cause  (as  defined  below)

     (b) For purposes of this Agreement, the "Disability" of the Employee shall mean his inability, because of mental or physical illness or incapacity, whether total or partial, to perform his full time duties under this Agreement with reasonable accommodation for a period aggregating 90 days out of any 12-month period under circumstances where, in the opinion of a qualified physician reasonably acceptable to the Company, it is reasonably certain that the Employee will not be able to resume his duties on a regular full time basis within 30 days of the date the Employee receives notice of termination for Disability.

     (c) For purposes of this Agreement, the term "Cause" shall mean the Employee's i) conviction or entry of a plea of guilty or nolo contendere, with respect to any felony; (ii) commission of any act of willful misconduct, gross negligence, fraud or dishonesty that materially affects the Company as stated in the Power2Ship Employee Handbook Code of Conduct; or (iii) violation of any material term of this Agreement or any material written policy of the Company, provided that the Company first deliver written notice thereof to the Employee and the Employee shall not have cured such violation within thirty
          (30)  days  after  receipt  of  such  written  notice.

7.     Payments  upon  Termination  of  Employment:
       --------------------------------------------

     (a)  Death  or  Disability:  If  the  Employee's  employment  hereunder  is
          ---------------------
          terminated due to the Employee's death or disability pursuant to Sections 6(a)(ii)(iii), the Company shall pay or provide to the Employee, his designated beneficiary or his estate (i) all Base Salary pursuant to Section 3(a) hereof, any expenses pursuant to 3(c), any accrued vacation pursuant to Section 3(e) and any bonus pursuant to
          Section 3(f) hereof, in each case which has been earned but unpaid, or incurred but not reimbursed, as of the Date of Termination; and (ii) any benefits to which the Employee may be entitled under any employee benefits plan or program pursuant to Section 3(b) hereof in which he is a participant in accordance with the terms of such plan or program up to and including the Date of Termination. Should the Company wish to purchase insurance to cover the costs associated with the Employee's termination of employment pursuant to Sections 6(a) (i),
          (ii), (iii), the Employee agrees to execute any and all necessary documents necessary to effectuate said insurance.

     (b)  Termination  for Cause, Resignation Without Good Reason, or Expiration
          ----------------------------------------------------------------------
          of  Term  of  Employment:  If  the  Employee's employment hereunder is
          ------------------------
          terminated due to the termination of the Employee's employment by the Company for "Cause" pursuant to Section 6(a)(iv) or due to the Employee's resignation Without Good Reason pursuant, the Company shall pay or provide to the Employee (i) all base salary pursuant to Section 3(a) hereof and any vacation pay pursuant to Section 3(e) hereof, in each case which has been earned but unpaid as of the Date of Termination and (ii) any benefits to which the Employee may be entitled under any employee benefits plan or program pursuant to
          Section 3(b) hereof in which he is a participant in accordance with the terms of such plan or program up to and including the Date of Termination.

     (c)  Termination  Without  Cause: If the Employee's employment hereunder is
          ---------------------------
          terminated due to the termination of the Employee's employment by the Company Without Cause the Employee shall be entitled to all compensation for the term of the Contract to be paid in a lump sum payment within ten (10) days of termination.

     (d)  Rights  on  Change  in  Control.  If within one year after, or 90 days
          ------------------------------
          prior to, a Change in Control of the Company, as defined below but not including any reverse transaction where the shareholders are the majority, the Company shall terminate the Employee's employment other than by reason of the Employee's death or disability or for Cause, the Company shall pay or provide to the Employee as compensation for services rendered, not later than the fifth business day after the Date of Termination:

          (i) The Employee's base salary through the Date of Termination, and any regular benefits and incentive compensation earned as of the Date of Termination in accordance with any arrangements then existing with the Employee; and

          (ii) A lump sum severance payment equal to two times Employee's annual current compensation.

          (iii) All unvested stock options previously granted to Employee shall be deemed vested.

          (iv) For purposes of this Agreement, a Change in Control shall be deemed to have occurred in the event that an entity or a related group of shareholders or creditors that, prior to the occurrence of such event, is not a majority shareholder of the Company, becomes owner of 50% or more of the Company's issued and outstanding shares through investment, merger, acquisition, foreclosure or otherwise.

     (e)  No Other Payments. Employee shall not be entitled to receive any other
          -----------------
          payments or benefits from the Company due to the termination of his employment, including but not limited to, any employee benefits under any of the Company's employee benefits plans or programs (other than at the Employee's expense under the Consolidated Omnibus Budget Reconciliation Act of 1985 or pursuant to the terms of any pension plan which the Company may have in effect from time to time). Upon termination, all unvested options provided to Employee shall be deemed null and void unless under the circumstances defined in 6(a) (vi) or 6(d) (iii). Unvested options shall not vest after Employee's receipt of a notice of termination pursuant to Section 6(a)(iv) hereof provided, however, if such notice was provided pursuant to Section 6(c)(iii) hereof and Employee cures such breach within the applicable time period, Employee's options may vest subsequent thereto.

8.     No  Conflicting  Agreements;  Indemnification:
       ----------------------------------------------

     (a) The Employee hereby represents and warrants that he is not a party to any agreement, or non-competition or other covenant or restriction contained in any agreement, commitment, arrangement or understanding (whether oral or written), which would in any way conflict with or limit his ability to commence work on the first day of the Term of Employment or would otherwise limit his ability to perform all responsibilities in accordance with the terms and subject to the conditions of this Agreement.

     (b) The Employee agrees that the compensation provided for in Section 3 represents the minimum compensation to be paid to Employee in respect of the services performed or to be performed for the Company by Employee.

9.     Deductions  and  Withholding.  The Employee agrees that the Company shall
       ----------------------------
withhold from any and all compensation required to be paid to the Employee pursuant to this Agreement all federal, state, local and/or other taxes which the Company determines are required to be withheld in accordance with applicable statutes and/or regulations from time to time in effect and all amounts required to be deducted in respect of the Employee's coverage under applicable employee benefit plans.

10.     Entire  Agreement.  This  Agreement embodies the entire agreement of the
        -----------------
parties with respect to the Employee's employment and supersedes any other prior oral or written agreements between the Employee and the Company, including but not limited to, the Original Employment Agreement. This Agreement may not be changed or terminated orally but only by an agreement in writing signed by the parties hereto.

11.     Waiver.  The  waiver by the Company or a breach of any provision of this
        -------
Agreement by the Employee shall not operate or be construed as a waiver of any subsequent breach by the Employee. The waiver by the Employee of a breach of any provision of this Agreement by the Company shall not operate or be construed as a waiver of any subsequent breach by the Company.

12.     Governing  Law.  This  Agreement  shall be subject to, and governed by,
        ---------------
the laws of the State of Florida applicable to contracts made and to be performed in the State of Florida, regardless of where the Employee is in fact required to work.

13.     Jurisdiction.  Any  legal  suit,  action or proceeding against any party
        -------------
hereto arising out of or relating to this Agreement shall be instituted in a federal or state court in the State of Florida, and each party hereto waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding and each party hereto irrevocably submits to the jurisdiction of any such court in any suit, action or proceeding.

14.     Assignability. The obligations of the Employee may not be delegated and,
        -------------
except as expressly provided in Section 6 relating to the designation of beneficiaries, the Employee may not, without the Company's written consent thereto, assign, transfer, convey, pledge, encumber, hypothecate or otherwise dispose of this Agreement or any interest therein. Any such attempted delegation or disposition shall be null and void and without effect. The Company and the Employee agree that this Agreement and all of the Company's rights and obligations hereunder may be assigned or transferred by the Company to, and may be assumed by, may become binding upon, and may inure to the benefit of, any successor to the Company. The term "successor" shall mean, with respect to the Company, any other corporation or other entity that by merger, consolidation or purchase, acquires all or a material part of the assets of the Company. Any assignment by the Company of its rights and obligations hereunder to any successor shall not be considered a termination of employment for purposes of this Agreement.

15.     Severability.  If  any  provision of this Agreement as applied to either
        -------------
party or to any circumstances shall be adjudged by a court of competent jurisdiction to be void or unenforceable, the same shall in no way affect any other provision of this Agreement or the validity or enforce-ability of this Agreement.

16.     Notices.  All notices to the Employee here-under shall be in writing and
        --------
shall be delivered personally or sent by registered or certified mail, return receipt requested, to:
17.                             Michael  J.  Darden
18.                             811  Eagle Crossing
                                Lawrenceville,  GA.  30044

19. All notices to the Company hereunder shall be in writing and shall be delivered personally or sent by registered or certified mail, return receipt requested, to:

20.
                                Freight  Rate,  Inc.
                               10400 Griffin Road, #101
                               Cooper City, FL 33328

Either party may change the address to which notices shall be sent by sending written notice of such change of address to the other party.

21.     Section  Headings.  The section headings contained in this Agreement are
        -----------------
for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

22.     Counterparts.  This  Agreement  may  be  executed  in  one  or  more
        ------------
counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

23.     Attorneys'  Fees.  In  the  event  that  either  party  hereto commences
        ----------------
litigation against the other to enforce such party's rights hereunder, the prevailing party shall be entitled to recover all costs, expenses and fees, including reasonable attorneys' fees.

24.      Neutral  Construction.  Each party to this Agreement was represented by
         ---------------------
counsel, or had the opportunity to consult with counsel. No party may rely on any drafts of this Agreement in any interpretation of the Agreement. Each party to this Agreement has reviewed this Agreement and has participated in its drafting and, accordingly, no party shall attempt to invoke the normal rule of construction to the effect that ambiguities are to be resolved against the drafting party in any interpretation of this Agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                   FREIGHT  RATE,  INC.,
                                   a  Delaware  corporation



                                   By: /s/ Richard Hersh
                                      ----------------------------
                                         Richard  Hersh,  CEO


                                        EMPLOYEE


                                  By:  /s/ Michael J. Darden
                                      ----------------------------
                                       Michael  J  Darden